SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2026

Stewards, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-43473	88-0436017
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4300 N. University Drive Suite D-105 Lauderhill, Florida	33351
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1.516.419-5300

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SWRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Item 1.01 Entry into a Material Definitive Agreement

On September 21, 2026, Stewards, Inc. (the “Company”) and its wholly owned subsidiary, SRC Envy Holdco LLC (the “Purchaser”), entered into a Membership Interests Purchase and Sale Agreement (the “Purchase Agreement”) with Envy Development PB, LLC, HSU Gamma Investments LP, Michael Hsiao, the Estate of Christopher Longsworth, The Myelin Group, LLC, Envy Development DE, LLC and Envy Recreational, LLC. The Purchase Agreement provided for the Purchaser to acquire all of the outstanding membership interests of Envy Development DE, LLC and Envy Recreational, LLC, which own the real estate and related assets comprising Envy Pompano Beach. The acquisition closed on September 23, 2026. The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Purchase Consideration and Escrowed Shares

The Purchase Agreement provides for an aggregate contractual purchase price of $90.0 million, subject to credits, prorations and closing adjustments. The consideration included a credit for the Company’s acquisition deposit, the refinancing of $44,557,435.93 of existing property-level indebtedness, the issuance of 14,263,025 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), calculated at the contractual price of $3.00 per share and having an aggregate contractual value of $42,789,075, and a $2.0 million unsecured promissory note made by the Company in favor of Envy Development PB, LLC. Of those shares, 13,788,066 were issued to Envy Development PB, LLC and 474,959 were issued to The Myelin Group, LLC. The $3.00 per-share figure is the negotiated contractual value used solely to determine the number of shares issued. It is not the Nasdaq closing price and is not the fair value of the shares for accounting purposes under ASC 805-50.

In connection with the closing, the Company, Envy Development PB, LLC, The Myelin Group, LLC and ClearTrust, LLC entered into an Escrow Agreement effective as of September 23, 2026. Under the Escrow Agreement, 7,000,000 of the issued shares, having an agreed contractual value of $21.0 million, were deposited with ClearTrust, LLC as escrow agent. Beginning October 5, 2026, and generally on the fifth day of each month thereafter through April 5, 2027, the Company is required to make a cash payment of $3.0 million to the sellers and, concurrently with each payment, 1,000,000 escrowed shares are to be cancelled. The parties are required to pursue registered sales, privately negotiated sales and borrowings against the escrowed shares as potential sources of liquidity. If those measures generate less than the required cash payment, the Company must fund the shortfall. The Company is obligated to pay daily liquidated damages for late redemption payments, initially at $1,000 per day for each outstanding redemption and increasing to $2,000 per day after the first calendar month.

If any redemption payment, related late-payment damages, delisting liquidated damages or extension fee remains unpaid one year after closing, the sellers may direct a sale of the property or extend the payment period month to month for a fee equal to 2% of the then-outstanding unpaid amount per month. The sellers also have a payment-priority right, subject to the LoanCore financing described below, and may record a vendee’s lien against the property while an unpaid obligation remains outstanding. Stewards International Funds PCC, on behalf of the Stewards Private Credit Fund, guarantees the Company’s redemption-payment obligations, related late-payment damages and certain other payment obligations under the Purchase Agreement. Glen Steward, the Company’s Chairman of the Board and a director, and Shaun Quin, the Company’s Chief Executive Officer and a director, guarantee the late-payment damages and compliance with specified payment-priority and distribution covenants.

The Purchase Agreement also provides that if the Common Stock is delisted from Nasdaq and is not relisted within 120 days, the Company must pay the sellers $5.5 million within ten days after the cure period and on each of the first five anniversaries of the delisting while the delisting continues, subject to an aggregate cap of $33.0 million. At the sellers’ election, each such payment may be made in cash, in additional shares of Common Stock valued at $3.00 per share or in a combination of cash and shares. Stewards International Funds PCC, on behalf of the Stewards Private Credit Fund, guarantees these obligations. Stewards International Funds PCC is affiliated with Mr. Steward.

Registration Rights Agreement

At closing, the Company, the sellers and Stewards International Funds PCC, on behalf of the Stewards Private Credit Fund, entered into a Registration Rights Agreement. The Company is required to use commercially reasonable efforts to file a resale registration statement covering the 7,000,000 escrowed shares no later than 30 days after September 23, 2026 and to cause it to become effective no later than 60 days after that date, or 90 days after that date if the Securities and Exchange Commission reviews and comments on the registration statement. The agreement also provides customary demand and piggyback registration rights and requires the Company to bear specified registration expenses, other than underwriting discounts and selling commissions.

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Guaranty Fees and Reimbursement Agreement

In consideration of the guaranties supporting the LoanCore financing, the Purchaser agreed to pay each of Bernard Hsiao, Michael Hsiao, Mr. Steward, Mr. Quin and the Company an annual fee equal to 0.30% of the outstanding principal balance of the LoanCore financing, for an aggregate annual fee of 1.50%, prorated for 2026 and payable in monthly installments after closing. Mr. Steward and Mr. Quin are related parties of the Company.

At closing, Bernard Hsiao, Michael Hsiao, Mr. Steward, Mr. Quin, the Company and Stewards International Funds PCC, on behalf of the Stewards Private Credit Fund, also entered into a Reimbursement Agreement allocating liability under the recourse guaranty. Under that agreement, the Hsiao parties are responsible for obligations attributable to their intentional fraud or willful misconduct, and the Stewards parties are responsible for the other obligations arising under the recourse guaranty and must indemnify the Hsiao parties for those obligations, subject to the terms of the agreement.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement and the Escrow Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of those agreements, which are filed as Exhibits 2.1, 4.1 and 10.10, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The description of the Reimbursement Agreement is qualified in its entirety by reference to Exhibit 10.9.

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 23, 2026, the Company completed the acquisition contemplated by the Purchase Agreement. Through the Purchaser, the Company acquired 100% of the membership interests in Envy Development DE, LLC and Envy Recreational, LLC and, indirectly, the real estate and related operating assets commonly known as Envy Pompano Beach, located at 425-475 East Atlantic Boulevard, Pompano Beach, Florida.

Envy Pompano Beach is a Class A mixed-use real estate project situated on approximately 1.61 acres and includes 214 residential apartments in two 11-story buildings completed in 2020, approximately 5,575 square feet of ground-floor commercial space, a marina with 26 boat slips, a three-story commercial community center and related leases, deposits, furniture, fixtures, equipment, permits and other operating assets. The Company intends to continue operating the property as a multifamily and mixed-use real estate asset.

The sellers of the acquired membership interests were Envy Development PB, LLC and The Myelin Group, LLC. Glen Steward, the Company’s Chairman of the Board and a director, holds an immaterial, indirect passive investment through an entity owned or controlled by another investor that has an interest in the Envy ownership structure. Mr. Steward does not control that entity, had no ability to influence decision-making on behalf of the sellers or the acquired entities, and did not participate in the sellers’ approval of the transaction. Based on the immaterial nature of Mr. Steward’s indirect interest and his lack of control or influence over the sellers or the acquired entities, the Company determined that the acquisition did not constitute a related-party transaction solely by reason of that interest. Except for this indirect interest and the transaction documents, financing guaranty arrangements and guaranty-fee arrangements described in this report, the Company is not aware of any material relationship between the sellers and the Company or any of its affiliates, directors or officers.

The contractual purchase price and the consideration delivered at closing are described under Item 1.01 above and are incorporated into this Item 2.01 by reference. The acquisition was financed in part through the property-level financing described under Item 2.03 below, which refinanced $44,557,435.93 of existing property-level indebtedness and funded reserves and closing costs. The acquisition is accounted for as an asset acquisition under ASC 805-50.

Historical revenues and certain operating expenses of the acquired real estate operation are presented under Rule 3-14 of Regulation S-X in Exhibits 99.1 and 99.2. Those statements exclude mortgage interest, depreciation, amortization, management fees and income taxes and are not indicative of future GAAP results. The six months ended June 30, 2026 include an approximately $202,000 real-estate tax refund that is non-recurring.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

LoanCore Financing

On September 23, 2026, Envy Development DE, LLC and Envy Recreational, LLC, each a wholly owned subsidiary of the Company following the acquisition, entered into a Loan Agreement with LoanCore Capital Credit REIT LLC, as lender, providing for a $47.7 million mortgage loan. The loan refinanced $44,557,435.93 of existing indebtedness secured by the property and funded reserves and transaction costs. The loan is evidenced by an amended and restated renewal promissory note issued by Envy Development DE, LLC. The note reflects a future advance of $3,142,564.07, bringing the outstanding principal to $47,700,000.

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The loan bears interest at one-month Term SOFR, subject to a 3.35% floor, plus 3.60% per annum. The loan is interest-only, with monthly interest payments beginning November 9, 2026, and matures on October 9, 2028. Subject to specified conditions, including no continuing event of default, maintenance of an interest-rate cap, a debt yield of at least 6.50% and payment of a 0.50% extension fee, the borrowers may extend the maturity date to October 9, 2029. The borrowers are required to maintain an interest-rate cap with a 4.50% strike rate. The loan also provides for a 1.0% origination fee, a 1.0% exit fee, a $1,000 monthly administrative fee and a spread-maintenance premium for specified repayments before the eighteenth payment date.

The loan is secured by first-priority mortgages on the apartment, marina and community-center properties, assignments of leases and rents, security interests in related personal property and accounts, and a pledge by the Purchaser of its equity interests in the borrowers. The loan documents establish springing cash-management arrangements at PNC Bank, National Association. Those arrangements are unsprung at closing and may be activated upon a trigger event under the Loan Agreement. The loan documents also require specified tax, insurance, repair, leasing, capital-expenditure, security-upgrade and interest reserves. The borrowers also agreed to use best efforts to clear specified outstanding fire-code violations within 30 days after closing. Subject to written notice and an additional 30-day cure period, failure to do so may constitute an event of default.

The Purchaser and Envy Recreational, LLC delivered payment guaranties. In addition, Bernard Hsiao, Michael Hsiao, Mr. Quin, Mr. Steward and the Company delivered a guaranty of recourse and other obligations. That guaranty covers specified recourse liabilities, scheduled monthly debt-service payments and specified property operating expenses, and it provides for full recourse upon specified springing-recourse events. The allocation of responsibility among the guarantors is governed by the Reimbursement Agreement described under Item 1.01.

Seller Promissory Note

On September 23, 2026, in connection with the closing of the Envy acquisition, Envy Development PB, LLC advanced $2.0 million to the Company, and the Company issued and delivered to Envy Development PB, LLC an unsecured promissory note in the original principal amount of $2.0 million. Although the note bears an “Effective Date” of September 17, 2026, the note was not released or delivered, the loan was not funded, and the Company did not become obligated to repay the loan until the closing occurred and the funds were advanced on September 23, 2026. Accordingly, the Company’s direct financial obligation under the note arose on September 23, 2026.

The note accrues interest at a fixed rate of $1,333.33 per day on the outstanding principal balance. The entire principal balance, together with all accrued and unpaid interest, is due on October 5, 2026. The Company may prepay the note without premium or penalty. The note contains customary events of default and permits the lender, following an event of default, to accelerate the outstanding principal, accrued interest and other amounts due. The note is unsecured and does not require a personal guaranty.

Item 3.02 Unregistered Sales of Equity Securities

On September 23, 2026, as partial consideration for the acquisition, the Company issued an aggregate of 14,263,025 shares of Common Stock at the contractual value of $3.00 per share, consisting of 13,788,066 shares issued to Envy Development PB, LLC and 474,959 shares issued to The Myelin Group, LLC. Of those shares, 6,766,900 shares allocated to Envy Development PB, LLC and 233,100 shares allocated to The Myelin Group, LLC, for an aggregate of 7,000,000 shares, were deposited in escrow as described in Item 1.01. After the issuance, 225,625,627 shares of Common Stock were outstanding.

The shares were issued in a transaction not involving a public offering in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and, to the extent applicable, Regulation D promulgated thereunder. The recipients made customary investment-intent and accredited-investor representations. The shares are restricted securities and may be resold only pursuant to an effective registration statement or an available exemption from registration. No underwriter or placement agent participated in the issuance, and the Company received no cash proceeds from the issuance.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Real Estate Operation Acquired

The audited statement of revenues and certain operating expenses of Envy Development PB, LLC for the year ended December 31, 2025, together with the related notes and the report of Turner, Stone & Company, L.L.P., is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

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The unaudited statement of revenues and certain operating expenses of the Envy real estate operation for the six months ended June 30, 2026 and 2025, together with the related notes, is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined financial information giving effect to the acquisition is filed as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description
2.1	Membership Interests Purchase and Sale Agreement, dated as of September 21, 2026, by and among Envy Development PB, LLC, HSU Gamma Investments LP, Michael Hsiao, the Estate of Christopher Longsworth, The Myelin Group, LLC, Envy Development DE, LLC, Envy Recreational, LLC, SRC Envy Holdco LLC and Stewards, Inc.
4.1	Registration Rights Agreement, dated as of September 23, 2026, by and among Stewards, Inc., Envy Development PB, LLC, The Myelin Group, LLC and Stewards International Funds PCC, on behalf of the Stewards Private Credit Fund.
4.2	Amended and Restated Renewal Promissory Note, dated September 23, 2026, in the original principal amount of $47,700,000, issued by Envy Development DE, LLC to LoanCore Capital Credit REIT LLC.
4.3	Promissory Note in the principal amount of $2,000,000, effective as of September 17, 2026, issued by Stewards, Inc. to Envy Development PB, LLC.
10.1	Loan Agreement, dated as of September 23, 2026, by and among Envy Development DE, LLC and Envy Recreational, LLC, as borrowers, and LoanCore Capital Credit REIT LLC, as lender.
10.2	Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of September 23, 2026, by Envy Development DE, LLC in favor of LoanCore Capital Credit REIT LLC.
10.3	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of September 23, 2026, by Envy Recreational, LLC in favor of LoanCore Capital Credit REIT LLC.
10.4	Guaranty of Recourse and Other Obligations, dated as of September 23, 2026, by Bernard Hsiao, Michael Hsiao, Shaun Quin, Glen Steward and Stewards, Inc. in favor of LoanCore Capital Credit REIT LLC.
10.5	Guaranty of Payment, dated as of September 23, 2026, by SRC Envy Holdco LLC in favor of LoanCore Capital Credit REIT LLC.
10.6	Payment Guaranty, dated as of September 23, 2026, by Envy Recreational, LLC in favor of LoanCore Capital Credit REIT LLC.
10.7	Pledge and Security Agreement, dated as of September 23, 2026, by SRC Envy Holdco LLC in favor of LoanCore Capital Credit REIT LLC.
10.8	Springing Cash Management Agreement, dated as of September 23, 2026, among Envy Development DE, LLC, Envy Recreational, LLC, LoanCore Capital Credit REIT LLC and PNC Bank, National Association.
10.9	Reimbursement Agreement, entered into at the September 23, 2026 closing, by and among Bernard Hsiao, Michael Hsiao, Glen Steward, Shaun Quin, Stewards, Inc. and Stewards International Funds PCC, on behalf of the Stewards Private Credit Fund.
10.10	Escrow Agreement, effective as of September 23, 2026, by and among Stewards, Inc., Envy Development PB, LLC, The Myelin Group, LLC and ClearTrust, LLC, relating to 7,000,000 shares of Stewards, Inc. common stock.
99.1	Audited statement of revenues and certain operating expenses of Envy Development PB, LLC for the year ended December 31, 2025, and related notes.
99.2	Unaudited statement of revenues and certain operating expenses of the Envy real estate operation for the six months ended June 30, 2026, and related notes.
99.3	Unaudited pro forma condensed combined financial information of Stewards, Inc. giving effect to the Envy acquisition.

The Company has omitted certain schedules and exhibits from Exhibit 2.1 pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish copies of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stewards, Inc.

/s/ Katuischia Murless

Katuischia Murless
Chief Financial Officer

Date September 28, 2026

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